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                                                                   Exhibit d.d.1

                       THE PAYDEN & RYGEL INVESTMENT GROUP

                      SUB-ADVISORY AGREEMENT BY AND BETWEEN
                  PAYDEN & RYGEL AND WILSHIRE ASSOCIATES, INC.

     This Sub-advisory Agreement is made as of June __, 2007, by and among The Payden & Rygel Investment Group, a Massachusetts business trust (the "Trust"), Payden & Rygel, a California corporation (the "Adviser"), and Wilshire Associates Incorporated, a corporation organized under the laws of California (the "Sub-adviser").

     WHEREAS, the Adviser has by separate contract agreed to serve as the investment adviser to the Payden Wilshire Longevity Fund 2010+, Payden Wilshire Longevity Fund 2020+, Payden Wilshire Longevity Fund 2030+ and Payden Wilshire Longevity Fund 2040+ (individually, a "Fund," and collectively, the "Funds"), each an investment portfolio of Trust, which is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end management investment company consisting of one or more investment series of shares, each having its own assets and investment policies;

     WHEREAS, the Adviser desires to retain the Sub-adviser to perform certain investment advisory services for the Trust with respect to each of the Funds, and the Sub-adviser is willing to perform such services;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1.   SERVICES TO BE RENDERED BY THE SUB-ADVISER TO THE TRUST.

          (a) Investment Program. Subject to the control and supervision of the Board of Trustees of the Trust (the "Board") and the Adviser, the Sub-adviser will continuously furnish to each of the Funds an investment program for such portion, if any, of Fund assets that is allocated to it by the Adviser from time to time. With respect to such assets, the Sub-adviser will make investment decisions and will place all orders for the purchase and sale of portfolio securities. In the performance of its duties, the Sub-adviser will act in the best interests of each Fund and will comply with (i) applicable laws and regulations, including, but not limited to, the 1940 Act, (ii) the terms of this Agreement, (iii) the investment objective, policies, and restrictions of the Fund as stated in the then-current Registration Statement of the Trust, and (iv) such other guidelines as the Board or Adviser may establish. The Adviser shall be responsible for providing the Sub-adviser with current copies of the materials specified in Subsections (a)(iii) and (iv) of this Section 1. At such times as may be reasonably requested by the Board or the Adviser, the Sub-adviser will provide them with economic and investment analysis and reports, and make available to the Board any economical, statistical, or investment services, normally available to similar investment company clients of the Sub-adviser.

          (b) Availability of Personnel. The Sub-adviser will make available to the Board and the Adviser at reasonable times its portfolio managers and other appropriate personnel in order to review investment policies of each Fund and to consult with the Board and the Adviser regarding the investment affairs of the Funds, including economic, statistical, and investment matters relevant to the Sub-adviser's duties hereunder, and will provide periodic reports to the Board and the Adviser relating to the portfolio strategies it employs.

          (c) Salaries and Facilities. The Sub-adviser will pay for all salaries of personnel and facilities required for it to execute its duties under this Agreement.

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          (d) Compliance Reports. The Sub-adviser will provide the Adviser with reasonable compliance reports relating to its duties under this Agreement as may be agreed to upon by such parties from time to time.

          (e) Valuation. The Sub-adviser will provide the Trust's custodian with market price information relating to the assets of each Fund at such times as the parties hereto may agree upon from time to time.

          (f) Books and Records. The Sub-adviser will maintain books and records with respect to the securities transactions for each Fund, furnish to the Adviser and the Board such periodic and special reports as they may request with respect to a Fund, and to provide the Adviser all reports to the Board for examination and review within a reasonable time prior to the Trust's Board meetings.

          (g) Executing Portfolio Transactions. The Sub-adviser will place orders pursuant to its investment determinations for each Fund either directly with the issuer or through other brokers. In the selection of brokers and the placement of orders for the purchase and sale of portfolio investments for each Fund, the Sub-adviser shall use its best efforts to obtain for the Fund the most favorable price and execution available. In using its best efforts to obtain the most favorable price and execution available, the Sub-adviser, bearing in mind the Fund's best interests as all times, shall consider all factors it deems relevant, including by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker involved and the quality of service rendered by the broker in other transactions. In no instance will portfolio securities of a Fund be purchased from or sold to the Sub-adviser or any affiliated person of the Sub-adviser. The Trust agrees that any entity or person associated with the Adviser or the Sub-adviser which is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of the Trust which is permitted by Section 11(a) of the Securities Exchange Act of 1934, as amended, and the Trust consents to the retention of compensation for such transactions.

          Investment decisions for each Fund shall be made by the Sub-adviser independently from those for any other investment companies and accounts advised or managed by the Sub-adviser. The Funds and such investment companies and accounts may, however, invest in the same securities. When a purchase or sale of the same security is made at substantially the same time on behalf of a Fund and/or another investment company or account, the transaction will be averaged as to price, and available investments allocated as to amount, in a manner which the Sub-adviser believes to be equitable to the Fund and such other investment company or account. Each Fund acknowledges that in some instances, this investment procedure may adversely affect the price paid or received by the Fund or the size of the position obtained or sold by the Fund. To the extent permitted by law, the Sub-adviser may aggregate the securities to be sold or purchased for a Fund with those to be sold or purchased for other investment companies or accounts in order to obtain best execution. Each Fund and the Adviser understand that the Sub-adviser may give advice and take action with respect to any of its other clients which may differ from the timing or nature of action taken by the Sub-adviser, with respect to a Fund.

     2. COVENANTS BY THE SUB-ADVISER. The Sub-adviser agrees with respect to the services provided to the Funds that it will:

          (a) conform with all rules and regulations of the U.S. Securities and Exchange Commission;

          (b) telecopy or provide by electronic means, trade information to the Adviser on the first business day following the trade and cause broker confirmations to be sent directly to the Adviser;


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          (c) treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and prior, present or potential shareholders, and not use such records and information for any purpose other than performance of its responsibilities and duties hereunder (except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld and will be deemed granted where the Sub-adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust);

          (d) notify the Adviser and the Trust immediately upon detection of (i) any material failure to manage the Funds in accordance with their investment objectives and policies or any applicable law; or (ii) any material breach of any of a Fund's or the Sub-adviser's policies, guidelines or procedures. The Sub-adviser agrees to correct any such failure promptly and to take any action that the Board may reasonably request in connection with any such breach;

          (e) upon request, provide the Adviser and/or the officers of the Trust with supporting certifications which pertain to services being provided by the Sub-adviser hereunder, in connection with any filings and certifications made pursuant to the Sarbanes-Oxley Act of 2002; and

          (f) promptly notify the Adviser and the Trust in the event (i) the Sub-Adviser is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation at law, or in equity, before or by any court, public board, or body, involving the affairs of the Trust or a Fund (excluding class action suits in which a Fund is a member of the plaintiff class by reason of the Fund's ownership of shares in the defendant) or the compliance by the Sub-adviser with federal or state securities laws; (ii) an actual change in control of the Sub-adviser resulting in an assignment has occurred or is otherwise proposed to occur; (iii) the Sub-adviser shall fail to be registered as an investment adviser under the Investment Advisers Act of 1940, as amended, or under the laws of any jurisdiction in which the Sub-adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement; or (iv) any event occurs that might affect the ability of the Sub-adviser to provide the services provided for under this Agreement.

     3. EXPENSES. During the term of this Agreement, the Sub-adviser shall pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased for a Fund.

     4. PURCHASING SHARES OF THE FUNDS. The Sub-adviser shall not purchase shares of the Funds for itself or for accounts with respect to which it exercises investment discretion in connection with such transactions except as permitted by the Board or by federal, state and local law.

     5. BOOKS AND RECORDS. Pursuant to Rule 31a-3 under the 1940 Act, the Sub-adviser agrees that: (a) all records it maintains for the Trust are the property of the Trust; (b) it will surrender promptly to the Trust or the Adviser any such records upon the Trust's or Adviser's request; (c) it will maintain for the Trust the records that the Trust is required to maintain pursuant to Rule 31a-1 insofar as such records relate to the investment affairs of the Fund; and (d) it will preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records it maintains for the Trust.

     6. OTHER AGREEMENTS. The Sub-adviser and persons controlled by or under common control with the Sub-adviser have and may have advisory, management service or other agreements with other organizations and persons, and may have other interests and businesses. Nothing in this Agreement is intended to preclude such other business relationships.

     7. COMPENSATION. The Trust will pay to the Adviser as compensation for the Adviser's services rendered to each Fund an advisory fee (the "Advisory Fee") as set forth in Exhibit 1 to this


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Agreement. In addition, the Trust will pay the Adviser an administration fee for each Fund at the annual rate of 0.12% of the average daily net assets of the Fund. Separately, the Trust will pay to the Sub-adviser as compensation for the Sub-adviser's services rendered to each Fund pursuant to this Agreement an Advisory Fee as set forth in Exhibit 1 to this Agreement. Such fees shall be paid within 15 business days of the end of each month. If the Sub-adviser shall serve for less than the whole of a month, the compensation as specified shall be prorated.

     8. AMENDMENT OF AGREEMENT. This Agreement shall not be materially amended unless the Adviser and Sub-adviser mutually agree to such amendment, and such amendment is approved by the affirmative vote of a majority of the outstanding shares of each Fund, if required by the 1940 Act, and by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the members of the Board who are not interested persons of the Trust, the Adviser or the Sub-adviser (the "Independent Trustees"). The Sub-adviser agrees to notify the Adviser of any anticipated change in control of the Sub-adviser within a reasonable time prior to such change.

     9. DURATION AND TERMINATION OF THE AGREEMENT. This Agreement shall become effective with respect to each Fund upon its execution; provided, however, that this Agreement shall not become effective unless it first has been approved by a vote of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval. This Agreement shall remain in full force and effect with respect to each Fund continuously thereafter as follows:

          (a) By vote of a majority of the (i) Independent Trustees, or (ii) outstanding voting shares of a Fund, the Trust may at any time terminate this Agreement with respect to the Fund without the payment of penalty, by providing not more than 60 days' written notice delivered or mailed by registered mail, postage prepaid, to the Adviser and the Sub-adviser.

          (b) This Agreement will terminate automatically with respect to each Fund without payment of any penalty, unless, within two years after its initial effectiveness and at least annually thereafter, the continuance of the Agreement is specifically approved by (i) the Board or the shareholders of the Fund by the affirmative vote of a majority of the outstanding shares of the Fund, and (ii) a majority of the Independent Trustees, by vote cast in person at a meeting called for the purpose of voting on such approval. If the continuance of this Agreement is submitted to the shareholders of the Fund for their approval and such shareholders fail to approve such continuance as provided herein, the Sub-adviser may continue to serve hereunder in a manner consistent with the 1940 Act and the rules and regulations thereunder.

          (c) The Adviser may at any time terminate this Agreement with respect to each Fund without the payment of any penalty by not less than 60 days' written notice delivered or mailed by registered mail, postage prepaid, to the Sub-adviser and the Trust, and the Sub-adviser may at any time without the payment of any penalty, terminate this Agreement with respect to each Fund by not less than 90 days' written notice delivered or mailed by registered mail, postage prepaid, to the Adviser and the Trust.

          (d) This Agreement shall terminate automatically and immediately with respect to each Fund without the payment of any penalty, in the event of its assignment or if the Investment Management Agreement between the Adviser and the Trust with respect to each Fund shall terminate for any reason.

          (e) This Agreement shall terminate automatically and immediately with respect to a Fund unless approved by an affirmative vote of a majority of the outstanding Shares of the Fund within 120 days after the date first set forth above.

Upon termination of this Agreement, the duties of the Adviser delegated to the Sub-adviser under this Agreement automatically shall revert to the Adviser.


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     10. NOTICE. Any notice, advice or report to be given pursuant to this
Agreement shall be delivered or mailed:

          To The Sub-adviser at:

          Wilshire Associates Incorporated
          1299 Ocean Avenue, Suite 700
          Santa Monica, CA 90401-1085
          Attention: President

          To the Adviser at:

          Payden & Rygel
          333 S. Grand Avenue, 32nd Floor
          Los Angeles, CA 90071
          Attention: President

          To the Trust at:

          The Payden & Rygel Investment Group
          333 S. Grand Avenue, 32nd Floor
          Los Angeles, CA 90071
          Attention: President

     11. DEFINITIONS. For the purposes of this Agreement, the terms "vote of a majority of the outstanding shares," "affiliated person," "control," "interested person," and "assignment" shall have their respective meanings as defined in the 1940 Act and the rules and regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act; and references to annual approvals by the Board shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.

     12. STANDARD OF CARE; LIABILITY OF THE SUB-ADVISER. The Sub-adviser shall exercise due care and diligence and use the same skill and care in providing its services hereunder as it uses in providing services to other investment companies or accounts. In the absence of its willful misfeasance, bad faith, negligence, or disregard of its obligations and duties hereunder, the Sub-adviser shall not be subject to any liability to the Adviser, the Trust or their directors, trustees, officers, or shareholders, for any act or omission in the course of, or connected with, rendering services hereunder. However, the Sub-adviser shall indemnify and hold harmless such parties from any and all claims, losses, expenses, obligations and liabilities (including reasonable attorneys fees) which arise or result from Sub-adviser's willful misfeasance, bad faith, negligence, or disregard of its obligations and duties hereunder.

     13. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of California, without giving effect to the conflicts of laws principles thereof, and in accordance with the 1940 Act. To the extent that the applicable laws of the State of California conflict with the applicable provisions of the 1940 Act, the latter shall control.

     14. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.


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     15. MISCELLANEOUS. The captions in this agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Where the effect of a requirement of the 1940 Act reflected in any provision of this agreement is made less restrictive by a rule, regulation or order of the Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     IN WITNESS WHEREOF, The Payden & Rygel Investment Group, Payden & Rygel, and Wilshire Associates Incorporated, have each caused this instrument to be signed in duplicate on its behalf by its duly authorized representative, all as of the day and year first above written.

Attest:                                 THE PAYDEN & RYGEL INVESTMENT GROUP


By:                                     By:
    ---------------------------------       ------------------------------------
    Secretary                               President


Attest:                                 PAYDEN & RYGEL


By:                                     By:
    ---------------------------------       ------------------------------------
    Secretary                               President


Attest:                                 WILSHIRE ASSOCIATES INCORPORATED


By:                                     By:
    ---------------------------------       ------------------------------------
    Secretary                               President


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                                    EXHIBIT 1

                              ADVISER COMPENSATION

                                 ASSET BASED FEE

  0.10% on average daily net assets in the P&R Separate Account portion of the
                                      Fund

                            SUB-ADVISER COMPENSATION

                                    FIXED FEE

 $150,000 Program Establishment Fee (start-up costs amortized over the first 5 years)

                                 ASSET BASED FEE

     0.15% on the first $500 million of average daily net assets of the Fund 0.12% on the next $500 million of average daily net assets of the Fund
                                0.10% thereafter

                           (minimum $150,000 per year)


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